Exhibit 99.1

                            Explanation of Responses
                            ------------------------


(1) These securities are held directly by DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("MB III LP").

(2) These securities are held directly by DLJ ESC II, L.P., a Delaware limited partnership.

(3) These securities are held directly by DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership ("Offshore Partners III").

(4) These securities are held directly by DLJ Offshore Partners III-1, C.V., a Netherlands limited partnership ("Offshore Partners III-1").

(5) These securities are held directly by DLJ Offshore Partners III-2, C.V., a Netherlands limited partnership ("Offshore Partners III-2").

(6) These securities are held directly by DLJMB Partners III GmbH & Co. KG, a German limited partnership ("Partners III GmbH").

(7) These securities are held directly by Millennium Partners II, L.P., a Delaware limited partnership ("Millennium").

(8) These securities are held directly by MBP III Plan Investors, L.P., a Delaware limited partnership ("Plan Investors").

(9)      These warrants are held directly by MB III LP.

(10)     These warrants are held directly by Offshore Partners III.

(11)     These warrants are held directly by Offshore Partners III-1.

(12)     These warrants are held directly by Offshore Partners III-2.

(13)     These warrants are held directly by Partners III GmbH.

(14)     These warrants are held directly by Millennium.

(15)     These warrants are held directly by Plan Investors.

(16)     These warrants are held directly by MB III LP.

(17)     These warrants are held directly by Offshore Partners III.

(18)     These warrants are held directly by Offshore Partners III-1.

(19)     These warrants are held directly by Offshore Partners III-2.

(20)     These warrants are held directly by Partners III GmbH.

(21)     These warrants are held directly by Millennium.

(22)     These warrants are held directly by Plan Investors.

(23) DLJ Merchant Banking III, Inc., a Delaware corporation, ("MB III Inc.") is (i) the Advisory General Partner of each of Offshore Partners III, Offshore Partners III-1, and Offshore Partners III-2, (ii) the Managing General Partner of Millennium and (iii) an advisor to Partners III GmbH. MB III LP is the Associate General Partner of each of Offshore Partners III, Offshore Partners III-1, Offshore Partners III-2 and Millennium and the Managing Limited Partner of Partners III GmbH. DLJ LBO Plans Management Corporation, a Delaware corporation, is the General Partner of DLJ ESC II, L.P. DLJ LBO Plans Management Corporation II, a Delaware corporation, is the General Partner of MBP

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         III Plan Investors, L.P. The foregoing entities are indirect subsidiaries of CSFBI (as defined below).

         Credit Suisse First Boston Private Equity, Inc. ("CSFBPE") is the sole stockholder of MB III Inc.

         Credit Suisse First Boston (USA), Inc., a Delaware corporation and holding company ("CSFB-USA") is the sole stockholder of CSFBPE.

         Credit Suisse First Boston, Inc., a Delaware corporation ("CSFBI"), is the sole stockholder of CSFB-USA. The Bank (as defined below) owns directly a majority of the voting stock and all of the non-voting stock of CSFBI.

(24) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

         The Bank owns directly a majority of the voting stock, and all of the non-voting stock of CSFBI. The Bank's voting stock is entirely owned by Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSG also owns the remainder of the voting stock of CSFBI.

         CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG has three distinct business units. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse business unit (the "Credit Suisse business unit") and the Winterthur business unit (the "Winterthur business unit"). The Credit Suisse business unit offers global private banking and corporate and retail banking services in Switzerland. The Winterthur business unit provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

         The Bank is comprised of what were formerly known as Credit Suisse First Boston and Credit Suisse, each a Swiss bank, which were merged on May 13, 2005. The operations of the Bank consist principally of the Credit Suisse and CSFB business units.

         CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management, the Credit Suisse business unit and the Winterthur business unit) may beneficial own Shares of the securities of the issuer to which this Form 3 relates and such Shares are not reported on this Form 3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of Asset Management, the Credit Suisse business unit and the Winterthur business unit disclaims beneficial ownership of Shares owned by CSG, Asset Management, the Credit Suisse business unit and the Winterthur business unit.